SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made as of the 13th day of February, 2023, by and between QMIS TBS Capital Group Corp., a Delaware corporation (“QMIS TBS”), and Chin Hua Fung (the “Seller”), a shareholder of QMIS Securities Capital (M) Sdn. Bhd., a Malaysian incorporated entity (“QSC”).  QMIS TBS and the Seller may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.As of the date of this Agreement, the Seller owns 300,030 shares of the common stock of QSC (the “Seller’s Shares”), equal to thirty percent (30%) ownership of QSC, which the Seller has owned since the date of QSC’s incorporation.

B.Upon the terms and subject to the conditions set forth in this Agreement, QMIS TBS desires to offer shares of its common stock (the “Offered Shares”) to the Seller in exchange for the Seller’s Shares, upon the terms and subject to the conditions set forth in this Agreement, at a ratio of one (1) Offered Shares for each one (1) Seller’s Share.

C.Upon the terms and subject to the conditions set forth in this Agreement, Seller desires to exchange his Seller’s Shares for the Offered Shares.

D.Pursuant to this Agreement, QMIS TBS hereby agrees to purchase from Seller, and Seller hereby agrees to sell to QMIS TBS, that number of Seller’s Shares set forth on the signature page hereto, for that number of Offered Shares set forth on the signature page hereto, on the terms and subject to the conditions set forth in this Agreement.

E.The board of directors of QMIS TBS has approved the purchase by QMIS TBS of the Seller’s Shares and QMIS TBS’s entering into this Agreement and the transactions contemplated hereby (the “Contemplated Transactions”).

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.Transaction Contemplated Hereby.

a.Share Exchange.  Pursuant to the terms and conditions set forth in this Agreement, QMIS TBS and the Seller agree to enter into a share exchange transaction (the “Share Exchange”), as follows:

i.QMIS TBS agrees to issue that number of Offered Shares set forth on the signature page hereto to the Seller, in exchange for that number of the Seller’s Shares set forth on the signature page hereto, as follows:

1.Seller will tender his Seller’s Shares upon execution of this Agreement.

2.QMIS TBS will instruct its transfer agent to issue the appropriate number of Offered Shares to the Seller upon execution of this Agreement.

b.Restricted Stock; Holding Period. By signing below, the Seller understands, acknowledges, and agrees that the Offered Shares will be deemed to be Restricted Securities pursuant to the U.S. securities laws, including but not limited to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Seller will begin a new holding period pursuant to Rule 144 for the Offered Shares which shall begin as of the date of this Agreement, and that the Seller shall not be entitled to “tack” any holding period of the Seller’s Shares to that of the Offered Shares.

2.Representations and Warranties of Seller. By signing below, the undersigned Seller represents and warrants to QMIS TBS that the following representations are true and correct as of the date on which the Seller executes this Agreement and exercises the Seller’s right to participate in the Share Exchange and to tender this Agreement to QMIS TBS:

i.Authority.  Seller has full power, authority and legal capacity to execute and deliver this Agreement and to perform the Seller’s obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against Seller in accordance with the terms of this Agreement.

ii.Share Ownership.  Seller owns of record and beneficially the number of Seller’s Shares set forth next to Seller’s name on the Signature Page hereto, free and clear of any encumbrance or restriction on transfer (other than any restriction under any securities law).  Seller is not a party to any option, warrant, purchase right, right of first refusal, call, put or other contract (other than this Agreement) that could require Seller to sell, transfer or otherwise dispose of any Shares.  At the Closing, Seller duly transfers to QMIS TBS all of the Seller’s Shares, free and clear of any encumbrance.

iii.Brokers’ Fees.  Seller shall be responsible for the payment of any fees including any business brokerage fee with respect to the transactions described herein.  Seller has not engaged, and to the Seller’s knowledge, there are no other brokers, finders or agents entitled to any similar fee, commission or related payments with respect to the transactions for which QMIS TBS could be liable.

iv.Securities Law; Investment Representations.

1.Seller understands that the Offered Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. The Seller also understands that the Offered Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act and/or Regulation S of the Securities Act. The Seller acknowledges that QMIS TBS will rely on such Seller’s representations, warranties and certifications set forth below for purposes of determining such Seller’s suitability as an investor in the Offered Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D and/or Regulation S exemption from the registration requirements of the Securities Act.

2.The Seller has received all the information the Seller considers necessary or appropriate for deciding whether to acquire the Offered Shares. The Seller understands the risks involved in an investment in the Offered Shares. The Seller further represents that Seller has had an opportunity to ask questions and receive answers from QMIS TBS regarding the terms and conditions of the offering of the Offered Shares and the business, properties, prospects, and financial condition of QMIS TBS and to obtain such additional information (to the extent QMIS TBS possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access. Seller further represents that Seller is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act, or that Seller is a non-US Person pursuant to Regulation S.

3.Seller: (i) has been furnished with a copy of QMIS TBS’s SEC filings and all reports or documents required to be filed thereafter; (ii) has been provided copies of all other reasonably requested material information regarding QMIS TBS; and (iii) has been afforded an opportunity to ask questions of, and receive answers from, management of QMIS TBS in connection with the Offered Shares.  Seller has not been furnished with any oral or written representation in connection with the exchange of the Offered Shares for the Seller’s Shares by or on behalf of QMIS TBS that Seller has relied on that is not contained in this Agreement.

4.The Offered Shares are being acquired for Seller’s own account for investment and not for the benefit or account of any other person and not with a view to, or in connection with, any resale or distribution thereof.  Seller fully understands and agrees that it may have to bear the economic risk of the investment in the Offered Shares for an indefinite period of time.

5.The Seller understands that the Offered Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. The Seller acknowledges and is aware that the Offered Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the Seller has held the Offered Shares for the applicable holding period under Rule 144.

6.The Seller acknowledges and agrees that each certificate representing the Offered Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

3.Miscellaneous.

a.Attorney’s Fees and Costs.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful party or parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled.

b.Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.  Any actions for the enforcement or interpretation of this Agreement shall be brought in Los Angeles County, State of California.

IN WITNESS WHEREOF, the parties to this Share Exchange Agreement have duly executed it on the day and year first above written.

SELLER	QMIS TBS Capital Group Corp.
CHIN HUA FUNG	a Delaware Corporation

/s/ Chin Hua Fung
X	By:	/s/ Yung Kong Chin
	Name:	Yung Kong Chin
	Title:	Chief Executive Officer

Number of Seller’s Shares: 300,030

Number of Offered Shares: 300,030